                                                                     EXHIBIT 1.1


                                 415,000 SHARES

                             THE YORK WATER COMPANY

                                  COMMON STOCK

                               -------------------

                             UNDERWRITING AGREEMENT

                               -------------------



                                                      Philadelphia, Pennsylvania
                                                                   July 15, 2004

JANNEY MONTGOMERY SCOTT LLC
1801 Market Street
Philadelphia, PA  19103

Ladies and Gentlemen:

            The York Water Company, a Pennsylvania corporation ("York Water"), proposes, subject to the terms and conditions stated herein, to sell to Janney Montgomery Scott LLC (the "Underwriter"), an aggregate of 415,000 shares of York Water's Common Stock, no par value per share ("Common Stock"). The Common Stock to be sold to the Underwriter by York Water is referred to herein as the "Firm Shares." The Firm Shares shall be offered to the public at a public offering price of $17.80 per Firm Share (the "Offering Price").

            In order to cover over-allotments in the sale of the Firm Shares, the Underwriter may, at its election and subject to the terms and conditions stated herein, purchase up to 62,250 additional shares of Common Stock from York Water. Such 62,250 additional shares of Common Stock are referred to herein as the "Optional Shares." If any Optional Shares are purchased, the Optional Shares shall be purchased for offering to the public at the Offering Price and in accordance with the terms and conditions set forth herein. The Firm Shares and the Optional Shares are referred to collectively herein as the "Shares."

            In consideration of the mutual agreements contained herein, York Water and the Underwriter, intending to be legally bound, hereby confirm their agreement as follows:

      1. REPRESENTATIONS AND WARRANTIES OF YORK WATER. York Water represents and warrants to, and agrees with, the Underwriter that:

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            (a) York Water has prepared, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "SEC") thereunder and has filed with the SEC a registration statement on Form S-3 (File No. 333-115937) and one or more amendments thereto for the purpose of registering the Shares under the Act. Copies of such registration statement and any amendments thereto, and all forms of the related prospectus contained therein, have been delivered to the Underwriter. Any preliminary prospectus included in such registration statement or filed with the SEC pursuant to Rule 424(a) of the Regulations, as of its date, is hereinafter called a "Preliminary Prospectus." The various parts of such registration statement, including all exhibits thereto and the information contained in the form of the final prospectus filed with the SEC pursuant to Rule 424(b) of the Regulations in accordance with Section 5(a) of this Agreement and deemed by virtue of Rule 424 of the Regulations to be part of the registration statement at the time it was declared effective, each as amended at the time the registration statement became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the Regulations and the Current Report on Form 8-K in the form mutually agreed to by York Water and the Underwriter to be filed on July 16, 2004, are hereinafter collectively called the "Registration Statement." The final prospectus in the form included in the Registration Statement or first filed with the SEC pursuant to Rule 424(b) of the Regulations and any amendments or supplements thereto, including the information (if any) deemed to be part of that prospectus at the time of effectiveness pursuant to Rule 430A of the Regulations, as of its date, is hereinafter called the "Prospectus." All references to the Registration Statement, the Preliminary Prospectus and the Prospectus include all documents incorporated therein by reference as of the effective date of the Registration Statement or as of the date of the Preliminary Prospectus or Prospectus, as the case may be. If York Water has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

            (b) The Registration Statement has become effective under the Act, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus, nor has the SEC instituted or threatened to institute proceedings with respect to such an order. No stop order suspending the sale of the Shares in any jurisdiction designated by the Underwriter as provided for in Section 5(f) hereof has been issued, and no proceedings for that purpose have been instituted or threatened. York Water has complied in all material respects with all requests of the SEC, or requests of which York Water has been advised of any state or foreign securities commission in a state or foreign jurisdiction designated by the Underwriter as provided for in Section 5(f) hereof, for additional information to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to all the requirements of the Act and the Regulations in all material respects and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, on the date on which it was declared effective by the SEC (the "Effective Date") and when any post-effective amendment thereof shall become effective, and the Prospectus, at the time it is filed with the SEC including, if applicable, pursuant to Rule 424(b), and on the Closing Date (as defined in Section 4 hereof) and any Option


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Closing Date (as defined in Section 5(b) hereof), conformed and will conform in all material respects to all the requirements of the Act and the Regulations, and did not and will not, as of such dates, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus or the Prospectus based upon written information furnished to York Water by or on behalf of the Underwriter for use therein.

            (c) The documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the SEC, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

            (d) There are no legal or governmental proceedings pending or, to the knowledge of York Water, threatened to which York Water is a party or to which any of the properties of York Water are subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed.

            (e) York Water is a corporation duly organized, validly subsisting and in good standing under the laws of the Commonwealth of Pennsylvania, with all necessary corporate power and authority, to own or lease and operate its properties and to conduct its current business as described in the Prospectus, and to execute, deliver and perform this Agreement. York Water is not qualified as a foreign corporation in any jurisdiction and is not required to be so qualified in order to operate its business as now conducted or currently proposed to be conducted.

            (f) Except for 25,310 shares of common stock of Columbia Water Company, York Water does not own any stock or other interest whatsoever, whether equity or debt, in any corporation, limited liability company, partnership or other entity.

            (g) This Agreement has been duly authorized, executed and delivered by York Water and constitutes its legal, valid and binding obligation, enforceable against York Water in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to applicability of general principles of equity and except as rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

            (h) The execution, delivery and performance of this Agreement and the transactions contemplated herein, do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with any term or provision of York Water's Articles of Incorporation or Bylaws; (ii) result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of York Water or require any payment by York Water or impose any liability on York Water pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which York Water is a


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party or by which any of its properties are bound or affected other than this
Agreement; (iii) assuming compliance with Blue Sky laws and the rules of the National Association of Securities Dealers, Inc. (the "NASD") applicable to the offer and sale of the Shares, violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over York Water or any of its respective properties or businesses; or (iv) result in a breach, termination or lapse of York Water's corporate power and authority to own or lease and operate its respective properties and conduct its respective business, except, in the case of clauses (ii), (iii) and (iv) above, as would not have a material adverse effect on the management, assets, properties, condition (financial or otherwise), shareholders' equity or results of operations of the business (collectively, the "Business Conditions") of York Water.

            (i) As of March 31, 2004, York Water had the capitalization set forth in the Prospectus under the caption "Capitalization" and would have had, taking into account the issuance of the Firm Shares on the Closing Date, the as adjusted capitalization set forth therein. On the Effective Date, the Closing Date and any Option Closing Date, there will be no options or warrants or other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of York Water or securities convertible into or exchangeable for capital stock of York Water, except as described in the Prospectus.

            (j) The currently outstanding shares of York Water's capital stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares of York Water's capital stock has been issued in violation of any preemptive rights of any security holder of York Water. The holders of the outstanding shares of York Water's capital stock are not subject to personal liability solely by reason of being such holders. All previous offers and sales of the outstanding shares of York Water's capital stock, whether described in the Registration Statement or otherwise, were made in conformity with applicable federal, state and foreign securities laws. The authorized capital stock of York Water, including, without limitation, the outstanding Common Stock and the Shares, conform or will conform in all material respects with the descriptions thereof in the Prospectus, and such descriptions conform in all material respects with the instruments defining the same.

            (k) There are no contracts, agreements or understandings between York Water and any person granting such person the right to require York Water to file a registration statement under the Act with respect to any securities of York Water owned or to be owned by such person or to require York Water to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by York Water under the Act.

            (l) The Shares have been duly and validly authorized, and, when issued and delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The certificates representing the Shares are in proper legal form under, and conform in all respects to the requirements of, the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"). Neither the filing of the Registration Statement nor the offering or sale of Shares as contemplated by this Agreement gives any


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security holder of York Water any rights for or relating to the registration of any Common Stock or any other capital stock of York Water or any rights to convert or have redeemed or otherwise receive anything of value with respect to any other security of York Water.

            (m) No consent, approval, authorization, order, registration, license or permit of, or filing or registration with, any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid and legal execution, delivery and performance by York Water of this Agreement and the consummation of the transactions contemplated hereby or described in the Prospectus, except such as may be required for the registration of the Shares under the Act or to list the Shares on the Nasdaq National Market, filings under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and for compliance with the applicable state securities or Blue Sky laws or the Bylaws, rules and other pronouncements of the NASD.

            (n) The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act. The issued and outstanding shares of Common Stock are included for quotation on the Nasdaq National Market. Neither York Water nor, to York Water's knowledge, any other person has taken any action designed to cause, or likely to result in, the termination of the registration of the Common Stock under the Exchange Act. York Water has not received any notification that the SEC or the NASD is contemplating terminating such registration or inclusion.

            (o) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate in all material respects and present or summarize fairly, in all material respects, the information required to be disclosed under the Act or the Regulations, and there are no contracts, agreements or other documents, instruments or transactions of any character required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, referred to or filed.

            (p) Each contract or other instrument (however characterized or described) to which York Water is a party or by which any of its properties or businesses is bound or affected and which is material to the conduct of York Water's business has been duly and validly executed by York Water and, to the knowledge of York Water, has been duly and validly executed by the other parties thereto. To the knowledge of York Water, each such contract or other instrument is in full force and effect. York Water has not received written notice from the other parties to such contracts of their intent to suspend or terminate the services being provided thereunder. To the knowledge of York Water, no other party is in default under any such contract or other instrument, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default under any such contract or other instrument, except for defaults that would not have a material adverse effect on the Business Conditions of York Water. All necessary consents under such contracts or other instruments to the disclosure in the Prospectus with respect thereto have been obtained.

            (q) The financial statements of York Water (including the notes thereto) filed as part of or incorporated by reference in, the Prospectus and the Registration Statement present fairly, in all material respects, the financial position of York Water as of the respective dates


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thereof, and the results of operations and cash flows of York Water for the periods indicated therein, and have been prepared in conformity with generally accepted accounting principles, except as described therein. The financial information included in the Prospectus under the captions "Prospectus Summary - Summary Financial Information," "Selected Financial Data," and "Capitalization" presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

            (r) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change, or development involving a prospective material adverse change, in the Business Conditions of York Water; (ii) any material adverse change, loss, reduction, termination or non renewal of any contract to which York Water is a party which is material to the conduct of York Water's business; (iii) any transaction entered into by York Water not in the ordinary course of its business that is material to York Water;
(iv) any dividend or distribution of any kind declared, paid or made by York Water on its capital stock, except for and to the extent described in the Prospectus; (v) any liabilities or obligations, direct or indirect, incurred by York Water that are material to York Water; (vi) any change in the capitalization of York Water; or (vii) any change in the indebtedness of York Water that is material to York Water. York Water has no contingent liabilities or obligations that are material and that are not expressly disclosed in the Prospectus.

            (s) York Water has not distributed, and will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a Preliminary Prospectus, the Prospectus and other material, if any, permitted by the Act and the Regulations. Neither York Water nor, to York Water's knowledge, any of its officers, directors or affiliates has (i) taken, nor shall York Water or such persons take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock, or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of York Water.

            (t) York Water has filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all material tax returns that are required to be filed or have duly obtained extensions of time for the filing thereof and have paid all material taxes shown on such returns or otherwise due and all material assessments received by them to the extent that the same have become due, other than those which York Water is contesting in good faith. York Water not has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against York Water that would materially adversely affect the Business Conditions of York Water.

            (u) Beard Miller Company LLP and Stambaugh Ness, PC, each of which has given its report on certain financial statements included as part of or incorporated by reference in


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the Registration Statement, are firms of independent certified public accountants as required by the Act and the Regulations.

            (v) York Water is not in violation of, or in default under, any of the terms or provisions of (i) its Articles of Incorporation or Bylaws or similar governing instruments, (ii) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected, (iii) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business, or (iv) any license, permit, certification, registration, approval, consent or franchise, except with respect to clauses (ii), (iii) or (iv) above, where any such default would not reasonably be expected to have a material adverse effect on the Business Conditions of York Water.

            (w) Except as expressly disclosed in the Prospectus, there are no claims, actions, suits, protests, proceedings, arbitrations, investigations or inquiries pending before, or, to York Water's knowledge, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal to which York Water is or may be made a party that could reasonably be expected to affect the validity of any of the outstanding Common Stock, or that, if determined adversely to York Water would have a material adverse effect on the Business Conditions of York Water, nor to York Water's knowledge is there any reasonable basis for any such claim, action, suit, protest, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining York Water from, or requiring York Water to take or refrain from taking, any action, or to which York Water or their properties, assets or businesses are bound or subject.

            (x) York Water owns, or possesses adequate rights to use, all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including any unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from or for York Water's business), trade secrets, confidential information, processes and formulations and other proprietary information necessary for, used in, or proposed to be used in, the conduct of the business of York Water as described in the Prospectus (collectively, the "Intellectual Property"), except failures to own or possess rights to use that would not have a material adverse effect on the Business Conditions of York Water. To York Water's knowledge, York Water has not infringed, is not infringing nor has received any notice of conflict with, the asserted rights of others with respect to the Intellectual Property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the Business Conditions of York Water, and York Water knows of no reasonable basis therefor. To the knowledge of York Water, no other parties have infringed upon or are in conflict with any Intellectual Property. York Water is not a party to, or bound by, any agreement pursuant to which royalties, honorariums or fees are payable by York Water to any person by reason of the ownership or use of any Intellectual Property.



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            (y) York Water has good and marketable title to all property described in the Prospectus as being owned by it, free and clear of all liens, security interests, charges or encumbrances and the like, except such as are expressly described or referred to in the Prospectus or such as do not materially adversely affect the Business Conditions or the conduct of the business of York Water as described in the Prospectus. York Water has insured its property against loss or damage by fire or other casualty, in amounts reasonably believed by York Water to be adequate, and maintains insurance against such other risks as management of York Water deems appropriate. All real and personal property leased by York Water, as described or referred to in the Prospectus, is held by York Water, under valid leases. The executive offices and facilities of York Water (the "Premises"), and all operations presently or formerly conducted thereon by York Water or any predecessors thereof, are now and, since York Water began to use such Premises, always have been in compliance with all federal, state and local statutes, ordinances, regulations, rules, standards and requirements of common law concerning or relating to industrial hygiene and the protection of health and the environment (collectively, the "Environmental Laws"), except to the extent that any failure in such compliance would not materially adversely affect the Business Conditions of York Water. To the knowledge of York Water, the facilities of York Water produce water of sufficient quantity to supply the current and planned customers and service areas of York Water, and are not subject to any restriction on surface water withdrawal under any federal, state or local law, regulation, rule, order or permit, except as expressly described in the Prospectus or as provided in the Commonwealth of Pennsylvania allocation permits and such as do not materially adversely affect the Business Conditions or the conduct of the business of York Water as described in the Prospectus. To the knowledge of York Water, there are no conditions on, about, beneath or arising from the Premises or in close proximity to the Premises that might give rise to liability, the imposition of a statutory lien or require a "Response," "Removal" or "Remedial Action," as defined herein, under any Environmental Law, or affect the quality of the surface water withdrawn by York Water, and that would materially adversely affect the Business Conditions of York Water, except as described in the Prospectus. Except as expressly disclosed in the Prospectus, or which will not materially adversely affect the Business Conditions of York Water (i) York Water has not received notice or has knowledge of any claim, demand, investigation, regulatory action, suit or other action instituted or threatened against York Water or any portion of the Premises relating to any of the Environmental Laws and (ii) York Water has not received any notice of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with "hazardous substances" (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Premises. As used in this subsection, the terms "Response," "Removal" and "Remedial Action" shall have the respective meanings assigned to such terms under Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. 9601(23)-9601(25).

            (z) York Water maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (aa) York Water and any Related Employer (which for purposes of this Paragraph means any entity that with York Water is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code"), is, individually or collectively, a trade or business under common control within the meaning of Section 414(c) of the Code, or is a member of the same affiliated service group within the meaning of Section 414(m) of the Code) have established, maintain, contribute to, are required to contribute to, are a party to, or are bound by certain pension, retirement, profit-sharing plans, deferred compensation, bonus, or other incentive plans, or medical, vision, dental, or other health plans, or life insurance or disability plans, or any other employee benefit plans, programs, arrangements, agreements, or understandings, some of which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the rules and regulations thereunder ("Plans"). Any disclosure regarding the Plans required under the Act or the Exchange Act has been made in the Prospectus and the documents incorporated therein. All Plans that are subject to ERISA are in compliance with ERISA, in all material respects, and, to the extent a Plan is intended to be tax-qualified within the meaning of Section 401(a) of the Code, such Plan is in compliance with the Code in all material respects and is the subject of a current favorable determination letter from the Internal Revenue Service as to its tax qualification. No Plan is an employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA, a defined benefit plan subject to Title IV of ERISA, or a multiemployer plan. Neither York Water nor any Related Employer maintains or has maintained retiree life or retiree health insurance plans that are employee welfare benefit plans providing for continuing benefit or coverage for any employee or any beneficiary of any employee after such employee's termination of employment, except as required by
Section 4980B of the Code and except as disclosed in the Prospectus. No fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a prohibited transaction as defined in Section 406 of ERISA and Section 4975 of the Code. As used in this subsection, the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan," "employee welfare benefit plan," "fiduciary" and "multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

            (bb) No labor dispute exists with York Water's employees, and to York Water's knowledge, no such labor dispute is threatened. York Water currently has no knowledge of any existing or threatened labor disturbance by the employees of any of the principal suppliers, contractors or customers of York Water that would materially adversely affect the Business Conditions of York Water.

            (cc) York Water has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated herein other than as disclosed in the Prospectus.

            (dd) York Water is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds therefor described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            (ee) York Water has received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, "Permits") of governmental or regulatory authorities as may be required to own its properties and conduct its businesses in the manner described in the Prospectus subject to such qualifications as may be set forth in the Prospectus, except for failures to have Permits that would have a material adverse effect on the Business Conditions of York Water; and York Water has fulfilled and performed all of their material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectus except for revocations, terminations or impairments that would not have a material adverse effect on the Business Conditions of York Water; and, except as described in the Prospectus, such Permits contain no restrictions that materially affect the ability of York Water to conduct its businesses.

            (ff) No transaction has occurred or is proposed between or among York Water and any of its officers, directors or stockholders or any affiliate of the foregoing, that is required to be described in and is not described in the Registration Statement and the Prospectus.

            (gg) Neither York Water nor any officer, director, employee, partner, agent or other person acting on behalf of York Water has, directly or indirectly, given or agreed to give any money, property or similar benefit or consideration to any customer or supplier (including any employee or agent of any customer or supplier) or official or employee of any agency or instrumentality of any government (foreign or domestic) or political party or candidate for office (foreign or domestic) or any other person who was, is or in the future may be in a position to affect the Business Conditions of York Water or any actual or proposed business transaction of York Water that (i) could subject York Water to any liability (including, but not limited to, the payment of monetary damages) or penalty in any civil, criminal or governmental action or proceeding that would have a material adverse effect on the Business Conditions of York Water or (ii) with respect to York Water, or any officer or director thereof, violates any law, rule or regulation to which York Water is subject.

            Any certificate signed by any officer of York Water in such capacity and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by York Water as the case may be, to the Underwriter as to the matters covered thereby.

      2. PURCHASE AND SALE OF FIRM SHARES. On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein, York Water shall sell the Firm Shares to the Underwriter and the Underwriter shall purchase the Firm Shares from York Water on a firm commitment basis at a net offering price of $17.09 per share (representing the Offering Price less underwriting discounts and commissions of $0.71 per share). The Underwriter shall offer the Shares to the public as set forth in the Prospectus.

      3. PAYMENT AND DELIVERY. The Firm Shares shall be issued in the form of one or more fully registered global securities (the "Global Securities") in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company

("DTC") or in such names as the Underwriter may request upon at least 48 hours' prior notice to York Water and shall be delivered by or on behalf of York Water to the Underwriter against payment by the Underwriter on its behalf of the purchase price therefor by wire transfer of immediately available funds to such accounts as York Water shall designate in writing (with all costs and expenses incurred by the Underwriter in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by York Water). The closing of the sale and purchase of the Firm Shares shall be held at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, Pennsylvania for the account of the Underwriter. Such payment and delivery will be made at 10:00 a.m., Philadelphia, Pennsylvania time, on the third business day after the date of this Agreement or at such other time on the same date as shall be agreed upon by York Water and the Underwriter. Such time and date are referred to herein as the "Closing Date."

      4. OPTION TO PURCHASE OPTIONAL SHARES.

            (a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, subject to the terms and conditions herein set forth, the Underwriter is hereby granted an option by York Water to purchase all or any part of the Optional Shares (the "Over-allotment Option"). The purchase price to be paid for the Optional Shares shall be as set forth in Section 2 hereof. The Over-allotment Option granted hereby may be exercised by the Underwriter as to all or any part of the Optional Shares at any time and from time to time within 30 days after the date of the Prospectus. The Underwriter shall not be under any obligation to purchase any Optional Shares prior to an exercise of the Over-allotment Option.

            (b) The Over-allotment Option granted hereby may be exercised by the Underwriter by giving notice to York Water by a letter sent by registered or certified mail, postage prepaid, telex, telegraph, telegram or facsimile (such notice to be effective when received), addressed as provided in Section 12 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be not earlier than the Closing Date. If such notice is given after two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Underwriter not later than five full business days after the exercise of the Over-allotment Option. The date and time set forth in such a notice is referred to herein as an "Option Closing Date," and a closing held pursuant to such a notice is referred to herein as an "Option Closing." Upon each exercise of the Over-allotment Option, and on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Underwriter shall become obligated to purchase from York Water the number of Optional Shares specified in each notice of exercise of the Over-allotment option.

            (c) The Optional Shares shall be issued in the form of one or more Global Securities in book-entry form in such denominations and registered in the name of the nominee of DTC or in such names as the Underwriter may request upon at least 48 hours' prior notice to

York Water, and shall be delivered by or on behalf of York Water to the Underwriter, against payment by the Underwriter on its behalf of the purchase price therefor by wire transfer of immediately available funds to such accounts as York Water shall designate in writing (with all costs and expenses incurred by the Underwriter in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by York Water). The closing of the sale and purchase of the Optional Shares shall be held at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, Pennsylvania for the account of the Underwriter. Such payment and delivery will be made at 10:00 a.m., Philadelphia, Pennsylvania time, on the Option Closing Date.

      5. CERTAIN COVENANTS AND AGREEMENTS OF YORK WATER. York Water covenants and agrees with the Underwriter as follows:

            (a) If Rule 430A of the Regulations is employed, York Water will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Underwriter of the time and manner of such filing.

            (b) York Water will not file with the SEC the Prospectus, any amendment or supplement to the Prospectus or any amendment to the Registration Statement, unless the Underwriter has received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof, such consent not to be unreasonably withheld, and will use its reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon reasonable request of the Underwriter or counsel for the Underwriter, York Water will promptly prepare and file with the SEC, in accordance with the Regulations of the SEC, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the Underwriter and will use its reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, York Water will file any amendment or supplement to the Prospectus with the SEC in the manner and within the time period required by Rule 424(b) under the Act. York Water will advise the Underwriter, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereof has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Underwriter of each filing or effectiveness.

            (c) York Water will promptly advise the Underwriter, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement is filed with the SEC under Rule 462(c) under the Act or otherwise, (ii) any Rule 462(b) Registration Statement is filed, (iii) of the receipt of any comments from the SEC concerning the Registration Statement, (iv) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed, (v) of any request of the SEC for amendment or supplementation of the Registration Statement or Prospectus or for additional information, (vi) during the period when the Prospectus is required to be delivered under the Act and Regulations, of the happening of any event as a result of which the Registration Statement or the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, (vii) during the period noted in clause (vi) above, of the need to amend the

Registration Statement or supplement the Prospectus to comply with the Act,
(viii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and (ix) of the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriter intends to make such offers or sales, or the initiation or threatening of any proceedings for any of such purposes known to York Water. York Water will use its reasonable best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and if any such order is issued, to obtain as soon as possible the lifting thereof.

            (d) York Water will deliver to the Underwriter, without charge, from time to time during the period when delivery of the Prospectus is required under the Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriter may reasonably request. York Water hereby consents to the use of such copies of the Preliminary Prospectus and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the states or foreign jurisdictions in which the Shares are offered by the Underwriter and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or dealer. If requested by the Underwriter in writing, York Water will furnish to the Underwriter at least one original signed copy of the Registration Statement as originally filed and of all amendments and supplements thereto, whether filed before or after the Effective Date, at least one copy of all exhibits filed therewith and of all consents and certificates of experts, and will deliver to the Underwriter such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Underwriter may reasonably request.

            (e) York Water will comply with the Act, the Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the continuance of sales of and dealings in the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.

            (f) York Water will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Underwriter determines to offer the Shares, after consultation with York Water, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, York Water would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. York Water will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is reasonably requested by the Underwriter for such offering and sale. York Water will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the inclusion of the Shares for quotation on the Nasdaq National Market. York Water will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for a period of three years from the Effective Date.

            (g) Subject to Section 5(b) hereof, in case of any event (occurring at any time within the period during which, in the opinion of counsel for the Underwriter, a prospectus is required to be delivered under the Act or the Regulations), as a result of which the Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, if it is necessary at any time to amend the Prospectus to comply with the Act or the Regulations or any applicable securities or Blue Sky laws, York Water promptly will prepare and file with the SEC, and any applicable state and foreign securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the Underwriter such number of copies of such amendments, supplements or documents (in form and substance satisfactory to the Underwriter and counsel for the Underwriter) as the Underwriter may reasonably request. For purposes of this Section 5(g), York Water will provide such information to the Underwriter, the Underwriter's counsel and counsel to York Water as shall be necessary to enable such persons to consult with York Water with respect to the need to amend or supplement the Registration Statement or Prospectus or file any document, and shall furnish to the Underwriter and the Underwriter's counsel such further information as each may from time to time reasonably request.

            (h) York Water will make generally available to its security holders not later than 45 days after the end of the period covered thereby, an earnings statement of York Water (which need not be audited unless required by the Act or the Regulations) that shall comply with Section 11(a) of the Act and Rule 158 thereunder and cover a period of at least 12 consecutive months beginning not later than the first day of York Water's fiscal quarter next following the Effective Date (or, if later, the effective date of the Rule 462(b) Registration Statement).

            (i) During the course of the distribution of the Shares, York Water will not and York Water shall use commercially reasonable efforts to cause its officers and directors not to, (i) take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares.

            (j) York Water has caused each person listed on Schedule I hereto to execute an agreement (a "Lock-up Agreement") in form and substance satisfactory to the Underwriter and the Underwriter's counsel which provides that from the date of the Lock-up Agreement and for a period of 90 days from the Effective Date, such persons will not, subject to certain exceptions, without the prior written consent of the Underwriter, directly or indirectly, sell, offer or contract to sell, pledge, grant any option for sale or purchase of, agree to sell or otherwise dispose of (collectively, "Disposition") any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for any shares of Common Stock) or enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, or publicly disclose the intention to make any such Disposition or enter into any such transaction, swap, hedge or other arrangement. York Water has delivered such agreements to the Underwriter prior to the date of this Agreement. Appropriate stop transfer instructions will be issued by York Water to the transfer agent for the Common Stock and a copy of such instructions will be delivered to the Underwriter.

            (k) As of the date of the Lock-up Agreement and for a period of 90 days after the Effective Date, York Water will not, without the prior written consent of the Underwriter, issue or make a Disposition of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or enter into a transaction which would have the same effect or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, or publicly disclose the intention to issue or make any such Disposition or enter into any such transaction, swap, hedge or other arrangement, except the issuance of Common Stock under York Water's Dividend Reinvestment Plan and Employee Stock Purchase Plan.

            (l) For a period of three years from the Effective Date, York Water will use all reasonable efforts to maintain the listing of the Common Stock (including, without limitation, the Shares) on the Nasdaq National Market or on a national securities exchange.

            (m) York Water will use the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus.

      6. PAYMENT OF FEES AND EXPENSES.

            (a) Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, York Water will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of York Water under this Agreement, including: (i) the fees and expenses of the accountants and counsel for York Water incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, any Preliminary Prospectus, the Prospectus and this Agreement; (iii) the costs and expenses (other than fees and expenses of the Underwriter's counsel) incident to the authentication, issuance, sale and delivery of the Shares to the Underwriter; (iv) the fees, expenses and other costs of, or incident to, securing any review or approvals by or from the NASD, (other than the fees and expenses of the Underwriter's counsel), provided that the aggregate fees and expenses under this clause (iv) and clause (iii) above shall not exceed $15,000; (v) the filing fees of the SEC;
(vi) the cost of furnishing to the Underwriter copies of the Registration Statement, Preliminary Prospectuses and Prospectuses as herein provided; (vii) York Water's travel expenses in connection with meetings with the brokerage community and institutional investors; (viii) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by York Water; (ix) any fees or costs payable to the Nasdaq National Market as a result of the offering; (x) the cost of preparing, issuing and delivery to the Underwriter of any certificates evidencing the Shares; (xi) the costs and charges of any transfer agent; (xii) the reasonable costs of advertising the offering the aggregate of which shall not exceed $5,000; (xiii) all taxes, if any, on the issuance, delivery and transfer of the Shares sold by York Water; and (xiv) all other costs and expenses reasonably incident to the performance of York Water's obligations hereunder that are not otherwise specifically provided for in this Section 8(a); provided, however, that, except as specifically set forth in Section 8(c) hereof, the Underwriter shall be responsible for their out-of-pocket expenses, including those associated with meetings with the brokerage community and institutional investors, other than York Water's travel expenses, and the fees and expenses of their counsel for other than with respect to NASD matters.

            (b) On the Closing Date, York Water shall pay the Underwriter a non-accountable expense allowance in the amount of $45,000.

            (c) If (i) the Underwriter is willing to proceed with the offering, and the transactions contemplated by this Agreement are not consummated because York Water elects not to proceed with the offering for any reason or (ii) the Underwriter terminates this Agreement pursuant to Section 10(a) hereof, then York Water will reimburse the Underwriter for its accountable out-of-pocket expenses relating to the offering (including but not limited to the reasonable fees and disbursements to its counsel); provided, however, such reimbursement shall not exceed $60,000. The Underwriter shall present an accounting of all expenses for which reimbursement is claimed hereunder. If this Agreement is terminated or the offering is not consummated for any reason other than as set forth in the preceding sentence, York Water will not be obligated to reimburse the Underwriter for any amounts.

      7. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligation of the Underwriter to purchase and pay for the Firm Shares that it has agreed to purchase hereunder on the Closing Date, and to purchase and pay for any Optional Shares as to which it exercises its right to purchase under Section 4 on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date to the continuing accuracy and fulfillment of the representations and warranties of York Water, to the performance by York Water of its covenants and obligations hereunder, and to the following additional conditions:

            (a) If required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations. On or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement (including any document incorporated by reference therein) or the sale of any of the Shares shall have been issued under the Act or any state or foreign securities law, and no proceedings for that purpose shall have been initiated or shall be pending or, to the Underwriter's knowledge or the knowledge of York Water, shall be contemplated by the SEC or by any authority in any jurisdiction designated by the Underwriter pursuant to Section 6(f) hereof. Any request on the part of the SEC or any state or foreign securities authority for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriter.

            (b) The Underwriter shall have received from the Underwriter's counsel, Ballard Spahr Andrews & Ingersoll, LLP an opinion, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Underwriter, which opinion shall be satisfactory in all respects to the Underwriter.

            (c) The Underwriter shall have received a copy of an executed Lock-up Agreement from each of the persons listed on Schedule I hereto.

            (d) On the Closing Date and any Option Closing Date, there shall have been delivered to the Underwriter the opinion of Morgan, Lewis & Bockius LLP, counsel for York Water, dated as of such date and addressed to the Underwriter to the effect set forth in Exhibit A hereto or to such effect as is otherwise reasonably satisfactory to the Underwriter.

            (e) At the Closing Date and any Option Closing Date: (i) the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto shall comply with the requirements of the Act and the Regulations in all materials respects, and none of the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or
(ii) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the Business Conditions of York Water from that set forth therein; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendment or supplement thereto, there shall have been no event or transaction, contract or agreement entered into by York Water other than in the ordinary course of business and as set forth in the Registration Statement or Prospectus, that has not been, but would be required to be, set forth in the Registration Statement or Prospectus; (iv) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, there shall have been no material adverse change, loss, reduction, termination or non-renewal of any contract to which York Water is a party, that has not been, but would be required to be set forth in the Registration Statement or Prospectus; and (v) no action, suit or proceeding at law or in equity shall be pending or threatened against York Water that would be required to be set forth in the Prospectus, other than as set forth therein, and no proceedings shall be pending or threatened against or directly affecting York Water before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the Business Conditions of York Water.

            (f) The Underwriter shall have received at the Closing Date and any Option Closing Date certificates of the Chief Executive Officer and the Chief Financial Officer of York Water dated, as of the date of the Closing Date or Option Closing Date, as the case may be, and addressed to the Underwriter to the effect that (i) the representations and warranties of York Water in this Agreement are true and correct, as if made at and as of the Closing Date or the Option Closing Date, as the case may be, and that York Water has complied with all the agreements, fulfilled all the covenants and satisfied all the conditions on its part to be performed, fulfilled or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, and (ii) the signers of the certificate have carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto, and the conditions set forth in Section 9(e) hereof have been satisfied.

            (g) On the date of this Agreement and on the Closing Date or any Option Closing Date, as the case may be, Beard Miller Company LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date or the Option Closing Date, as the case may be, shall use a "cut-off" date no more than five business days prior to such Closing Date or such Option Closing Date, as the case may be.

            (h) All corporate and other proceedings and other matters incident to the authorization and validity of this Agreement and the form of the Registration Statement and Prospectus and all other legal matters related to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel to the Underwriter. York Water shall have furnished to such counsel all documents and information that they shall have reasonably requested to enable them to pass upon such matters.

            (i) The Shares shall have been authorized for quotation on the Nasdaq National Market.

            (j) At the Closing Date and any Option Closing Date, the Underwriter shall have been furnished such additional documents, information and certificates as they shall have reasonably requested.

            All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter and the Underwriter's counsel. York Water shall furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request. If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Closing Date or any Option Closing Date, as the case may be, is not fulfilled, the Underwriter may, terminate this Agreement with respect to the Closing Date or such Option Closing Date, as applicable, or, if they so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment. Any such termination shall be without liability of the Underwriter to York Water.

      8. INDEMNIFICATION AND CONTRIBUTION.

            (a) York Water shall indemnify and hold harmless the Underwriter, and each person, if any, who controls the Underwriter within the meaning of the Act, against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon any breach of York Water's representations and warranties made in this Agreement, any failure of the documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the

SEC, to comply in all material respects with the requirements of the Exchange Act and the Regulations, or any untrue statements or alleged untrue statements of material fact contained in any Preliminary Prospectus, the Registration Statement or any Prospectus, or the omission or alleged omission from either any such Preliminary Prospectus, Prospectus or the Registration Statement of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing indemnity shall not apply in respect of any statement or omission made in reliance upon and in conformity with written information furnished to York Water by the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereto; and further provided, however, that the indemnification contained in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) on account of any such loss, claim, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that York Water has delivered the Prospectus to the Underwriter in requisite quantity on a timely basis to permit such delivery or sending. The obligations of York Water under this Section 8(a) will be in addition to any liability York Water may otherwise have.

            (b) The Underwriter shall indemnify and hold harmless York Water, each of the directors of York Water, each of the officers of York Water who shall have signed the Registration Statement, and each other person, if any, who controls York Water within the meaning of the Act to the same extent as the foregoing indemnities from York Water to the Underwriter, but only with respect to any and all loss, liability, claim, damage or expense resulting from statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereof in reliance upon, and in conformity with written information furnished to York Water by the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof. The obligations of the Underwriter under this Section 8(b) will be in addition to any liability which the Underwriter may otherwise have.

            (c) If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnification may be sought pursuant to
Section 8(a) or (b) hereof, such person (hereinafter called the "indemnified party") shall, promptly after formal notification of, or receipt of service of process for, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the "indemnifying party") of the institution of such action, inquiry, investigation or proceeding. The indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including, without limitation, the employment of counsel and payment of expenses. No indemnification provided for in this Section 8 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding and such indemnifying party has been materially prejudiced by the failure to give such notice, but the omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under this Section 8. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or if the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense if such action, inquiry, investigation or proceeding or if such indemnified party or parties shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, in any of which events the indemnified party or parties shall be entitled to select counsel to conduct the defense to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be borne by the indemnifying party. The indemnifying party shall be responsible for the fees and disbursements of only one such counsel so engaged by the indemnified party or parties as a group. Expenses covered by the indemnification in this Section 8, as the case may be, shall be paid by the indemnifying party as they are incurred by the indemnified party. In the event that it is determined that the indemnified party was not entitled to receive payments for expenses pursuant to this Section 8, the indemnified party shall return all sums that have been paid pursuant hereto. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. Anything in this Section 8 or Section 9 to the contrary notwithstanding an indemnifying party shall not be liable for any settlement of a claim effected without its written consent, which consent shall not be unreasonably withheld.

            (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to therein, except by reason of the failure to give notice as required in Section 8(c) hereof (provided that the indemnifying party does not have knowledge of the action, inquiry, investigation or proceeding and to the extent such party has been materially prejudiced by the failure to give such notice), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof in such proportion as is appropriate to reflect the relative benefits received by York Water on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of York Water on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims or expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by York Water on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by

York Water bears to the total underwriting discount and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by York Water on the one hand or the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            York Water and the Underwriter agree that it would not be just and equitable if contributions to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      9. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date. All such representations, warranties and agreements of the Underwriter and York Water, including, without limitation, the indemnity and contribution agreements contained in Section 8 hereof and the agreements contained in Sections 6, 9 and 10 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person, and shall survive delivery of the Shares and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.

      10. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION HEREOF. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement. The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date or any Option Closing Date if any of the following have occurred: (a) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the Business Conditions of York Water, whether or not arising in the ordinary course of business, that would, in the Underwriter's opinion, make the offering or delivery of the Shares impracticable; (b) any outbreak of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if the effect on the financial markets of the United States of such outbreak, calamity, crisis or change would, in the Underwriter's opinion, make the offering or delivery of the Shares impracticable; (c) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or any setting of minimum prices for trading; (d) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Underwriter's opinion materially and adversely affects or will materially or adversely affect the Business Conditions of York Water ; (e) declaration of a banking moratorium by the United States, New York or Pennsylvania authorities; (f) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Underwriter's opinion has a material adverse effect on the securities markets in the United States; or (g) trading in any securities of York Water shall have been suspended or halted by NASD or the SEC.

      11. INFORMATION FURNISHED BY THE UNDERWRITER. The date the Underwriter expects to deliver the Firm Shares on the cover page, the identity of the Underwriter set forth on the cover page and in the first paragraph under the heading "Underwriting," the third paragraph under the caption "Underwriting" regarding concessions and reallowances, the disclosure with respect to stabilization activities in the eighth paragraph under the heading "Underwriting," the ninth paragraph under the heading "Underwriting" regarding short sales, the tenth paragraph under the heading "Underwriting" regarding passive market making, the representations of the Underwriter in the eleventh paragraph under the heading "Underwriting" and the statement regarding discretionary authority in the twelfth paragraph under the heading "Underwriting" constitute the only written information furnished by reference or on behalf of the Underwriter referred to in Sections 1(b) and 8 hereof.

      12. NOTICE. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Underwriter, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to Janney Montgomery Scott LLC, 1801 Market Street, Philadelphia, Pennsylvania 19103, Attention: Mr. William L. Rulon-Miller, facsimile number
(215) 665-6197, with a copy to Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, Pennsylvania 19103, Attention: Justin P. Klein, Esquire, facsimile number (215) 864-8999; and if sent to York Water, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to The York Water Company, 130 East Market Street, York, Pennsylvania 17401, Attention: Jeffrey Osman, facsimile number (717) 852-0058, with a copy to Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103,
Attention: Howard L. Meyers, Esquire, facsimile number (215) 963-5001.

      13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter, York Water and the controlling persons, directors and officers thereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The terms "successors" and "assigns" shall not include any purchaser of the Shares merely because of such purchase.

      14. DEFINITION OF BUSINESS DAY. For purposes of this Agreement, "business day" means any day on which the Nasdaq National Market is opened for trading.

      15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

      16. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and performed entirely within such Commonwealth.

            If the foregoing correctly sets forth your understanding of our agreement, please sign and return to York Water the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.

                                    Very truly yours,

                                    THE YORK WATER COMPANY





                                    By: /s/ Jeffrey S. Osman
                                        ---------------------------
                                    Jeffrey S. Osman
                                    President and Chief Executive Officer



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

JANNEY MONTGOMERY SCOTT LLC


By:/s/ John Chuff
   ----------------------------------
   Name:  John Chuff
   Title: Executive Vice President and Director
          of Equity Capital Markets

                                   SCHEDULE I

Jeffery S. Osman
Kathleen M. Miller
Vernon L. Bracey
Duane R. Close
Jeffrey R. Hines, P.E.
Bruce C. McIntosh
William T. Morris, P.E.
Irvin S. Naylor
Chloe R. Eichelberger
John L. Finlayson
Michael W. Gang
George W. Hodges
George Hay Kain, III
Thomas C. Norris

                                    EXHIBIT A

                     Matters to be Covered in the Opinion of
                           Morgan, Lewis & Bockius LLP
                             Counsel for York Water

            1. York Water is validly subsisting as a corporation under the laws of the Commonwealth of Pennsylvania with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

            2. York Water has authorized and outstanding capital stock as set forth in the Prospectus and the authorized shares of Common Stock have been duly authorized. All of the Shares conform to the description thereof contained in the Prospectus. Certificates for the Shares are in due and proper form under the PBCL. The Shares have been duly authorized by York Water and will be validly issued, fully paid and non-assessable when issued and sold by York Water to, and paid for by, the Underwriter in accordance with the terms of the Underwriting Agreement,; and no preemptive rights of shareholders, by operation of law, or to the knowledge of such counsel, by contract exists with respect to any of the Shares or the issue and sale thereof.

            3. The Registration Statement has become effective under the Act, and, to our knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

            4. The Registration Statement and the Prospectus and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules, notes, other financial, accounting or statistical data and information about internal controls over financial reporting included or incorporated by reference therein).

            5. The statements set forth under the caption "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the articles of incorporation and bylaws of York Water, provide a fair summary of such provisions in all material respects.

            6. To such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character that are required to be filed as exhibits to the Registration Statement, or to be summarized or described in the Prospectus, which have not been so filed, summarized, or described.

            7. To such counsel's knowledge, there are no legal proceedings pending or threatened against York Water before or by any federal or state governmental or regulatory commission, board, body, authority or agency that are required to be described in the Prospectus and that are not so described as required.

            8. This Agreement has been duly authorized, executed and delivered by York Water, and, assuming due execution by the Underwriter, is a valid and binding obligation of

York Water enforceable against York Water in accordance with its terms, except as enforcement of rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy, and subject to the qualification that the enforceability of obligations of the Company thereunder may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting rights and remedies of creditors generally, and by general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not result in a breach of, or constitute a default under (nor constitute any event that, with notice, lapse of time, or both, would result in any breach of or default under), or conflict with the provision of the articles of incorporation or bylaws of York Water, or any provision of any agreement or instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement.

            9. No consent, authorization, approval or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by York Water in connection with the issuance and sale of the Shares, and the consummation by York Water of the transactions contemplated by this Agreement, other than such as have previously been obtained, including, without limitation, registration of the Shares under the Securities Act and of the Common Stock under the Exchange Act and the issuance of a Securities Certificate by the Pennsylvania Public Utility Commission; provided, however, that such counsel need express no opinion as to (a) state securities or blue sky laws or foreign securities laws of the various jurisdictions in which the Shares are being offered by the underwriters thereof, and (b) the approval by the National Association of Securities Dealers of the terms and conditions of this Agreement.

            10. York Water is not and, after giving effect to the offering and sale of the Shares, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

            11. There is no further Pennsylvania governmental approval in the nature of a franchise for service territory presently necessary in order for York Water to provide service as a regulated public water utility within the territory defined by (and subject to the terms of) the Certificates of Public Convenience which have been issued to York Water by the Pennsylvania Public Utility Commission. There is no further Pennsylvania governmental approval required, other than such approval obtained from the Pennsylvania Public Utility Commission, for York Water to issue and sell the Shares.

            12. The conditions to the use of Form S-3 by the Company have been satisfied.

            13. Such opinion shall also include a statement to the effect that such counsel has participated in conferences with officers and other representatives of York Water, representatives of the Underwriter and its counsel, and representatives of the independent public accountants of York Water, at which conferences the contents of the Registration Statement and the Prospectus were discussed. Although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing and the information disclosed to such counsel, but without independent check and verification, and relying as to materiality on representations and statements of officers and other representatives of York Water, such counsel will confirm to you that no fact came to the attention of those lawyers at such firm who have participated in the preparation of the Registration Statement and the Prospectus that would lead such counsel to have reason to believe that the Registration Statement, or any post-effective amendment thereto, as of the time it was declared effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of its date and on the Closing Date or Option Closing Date, as the case may be, contained or contains any untrue statement of material fact, or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that such counsel need express any belief with respect to the financial statements, schedules, notes, other financial, accounting or statistical data or information about internal controls over financial reporting included in, or incorporated by reference into, the Registration Statement or the Prospectus.

            The foregoing opinion may be limited to the laws of the United States and the laws of the Commonwealth of Pennsylvania. Such counsel may rely as to questions of fact upon the representations of York Water set forth in this Agreement and upon certificates of officers of York Water and of government officials, all of which certificates must be satisfactory in form and scope to counsel for the Underwriter.